Exhibit 99.1

CareCloud Hosts Inaugural Analyst and Investor Day, Emphasizes Goal to Help Providers Embrace the Next Generation of Healthcare

CareCloud leadership showcases strengths and opportunities, and announces upcoming Nasdaq symbol change from MTBC to CCLD

SOMERSET, N.J., DECEMBER 13, 2022 (GLOBE NEWSWIRE) — CareCloud, Inc. (Nasdaq: MTBC, MTBCO, MTBCP), a leader in healthcare technology solutions for medical practices and health systems nationwide, this week hosted its inaugural Analyst and Investor Day. The CareCloud leadership team shared with investors the opportunities that await CareCloud in the post-Covid healthcare industry, and how CareCloud’s adaptability and proprietary technology meet the greatest needs of providers today.

“Technology-enabled solutions have become the building blocks for the future of healthcare, but with these new advancements come new obstacles and challenges for providers,” said CareCloud Chief Executive Officer and President Hadi Chaudhry in his opening presentation of the event. “As a large provider of health IT solutions, CareCloud is uniquely positioned to help providers move past these burdens and easily transition into the next generation of healthcare.”

CareCloud premier clients Carey Sambogna, MSPT, DPT, vice president of client services at FOX Rehabilitation (New Jersey), and Dashun Monk, chief financial officer at Hutchinson Clinic (Kansas), also shared with attendees details about their respective organizations’ pivotal partnerships with CareCloud.

“We signed our agreement, and within a couple of days we had close to 100 resources who were doing follow up on our old A/R,” said Sambogna. “One of the biggest pieces was the actual admissions portal, and with the people resources and technology, we have been able to bring our referral to admission time down from five days to three days.”

“Since signing on with CareCloud, our metrics are better, and our bottom line has improved tremendously,” added Monk. “But one of the things that is most beneficial to me is that we have a true partnership with CareCloud. I can leverage CareCloud’s knowledge of the industry to make the right implementations at the Hutchinson Clinic. That is invaluable.”

Attendees also heard from critical members of the CareCloud leadership team, including: Steve Link, chief operating officer; Loraine Goetsch, division president and senior vice president of integrations; Ali Shaukat, general manager of offshore operations; Dwight Garvin, executive vice president & chief operating officer of medSR; Karl Johnson, president of CareCloud Force; Adeel Sarwar, chief technology officer; Dr. Iram Fatima, chief operating officer of electronic health records and digital health; and Bill Korn, chief financial officer.

“During 2021, we changed our name to CareCloud, reflecting the fact that 84% of our revenue today comes from technology-enabled solutions,” Korn noted in his presentation. “We’re now ready to take the final step, changing our ticker to match our name. On Tuesday, January 10, 2023, we’re changing our Nasdaq ticker symbol from MTBC to CCLD. At the same time that our common stock ticker changes, our preferred stock tickers will change to CCLDP and CCLDO.”

A replay of the webcast, as well as the accompanying slides, are available on CareCloud’s investor website, at ir.carecloud.com.

About CareCloud

CareCloud (Nasdaq: MTBC, MTBCO, MTBCP) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to improve patient care, while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, telehealth and patient experience management (PXM) at www.carecloud.com.

Follow CareCloud on LinkedIn, Twitter and Facebook.

SOURCE CareCloud

Company Contact:

Bill Korn

Chief Financial Officer

CareCloud

bkorn@carecloud.com

Investor Contact:

Gene Mannheimer

ICR Westwicke

CareCloudIR@westwicke.com

Media Inquiries:

Alexis Feinberg

ICR Westwicke

CareCloudPR@westwicke.com